UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): March 19, 2008

Clear Skies Solar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143695	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 Sunrise Highway, Suite 227 Massapequa Park, New York	11762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 809-0498

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 19, 2008, we entered into an executive employment agreement (the “Employment Agreement”) with Thomas J. Oliveri engaging Mr. Oliveri to serve as our President.

The initial term of the Employment Agreement is two years commencing on the Effective Date (as defined below), with automatic one-year renewals following this two-year period. Pursuant to the Employment Agreement, Mr. Oliveri is to receive an annual base salary of $190,000 for the first two years. Mr. Oliveri will be entitled to an annual bonus of $50,000 in the first year of employment, if we record gross revenues in excess of $5,000,000 in the twelve months following April 1, 2008. In addition, Mr. Oliveri will be entitled to an annual bonus of $75,000 in the second year of employment, if we record gross revenues in excess of $10,000,000 in the twelve months following April 1, 2009. On the Effective Date, Mr. Oliveri will receive a grant of options to purchase 225,000 shares of our common stock in accordance with our 2007 Equity Incentive Plan (the “Plan”). Such options will have an exercise price equal to the closing price per share of our common stock on the last trading day preceding the Effective Date, and will vest in three equal installments on the first three anniversaries of the Effective Date. Mr. Oliveri will also be eligible to receive further grants of awards under the Plan as our board, or the board’s compensation committee may from time to time determine.

The “Effective Date” of the Employment Agreement is the date on which Mr. Oliveri actually starts working for us on a full time basis, which will be April 14, 2008.

If Mr. Oliveri’s employment is terminated without cause, then we will be obligated to pay him, as severance, his then current annual base salary (as such is defined within the Employment Agreement), payable in accordance with our standard payroll procedures, for the following period, as applicable: six months, if the termination occurs within the first 90 days of the Employment Agreement; twelve months, if the termination occurs after the first 90 days but during the first 270 days of the Employment Agreement and for the remainder of the initial two-year term if the termination occurs after the first 270 days of the Employment Agreement. If the termination occurs after the initial two-year term, then the applicable severance shall be the remainder of the annual renewal term then in effect. If Mr. Oliveri resigns for good reason, then we will be obliged to pay him, as severance, his then current annual base salary for a period of six months. Under the Employment Agreement, if Mr. Oliveri is terminated with cause or if he voluntarily resigns (other than for good reason), then he is prohibited from competing with us during the initial two-year term of employment and for one year after the termination of his employment (should this be greater than the initial two-year term).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SKIES SOLAR, INC.

Dated: March 25, 2008	By: /s/ Robert F. Parker
Name: Robert F. Parker
Title: Chief Operating Officer